August 19, 2002


Mr. Wayne E. Larsen
Vice President Law/Finance & Secretary
Ladish Co., Inc.
5481 South Packard Avenue
Cudahy, Wisconsin  53110


Dear Mr. Larsen:

This is to confirm that the client-auditor relationship between Ladish Co., Inc. (Commission File No. 0-23539) and Deloitte & Touche LLP has ceased. Deloitte & Touche LLP has not reviewed, audited or rendered any report on any financial statements of Ladish Co., Inc. as of any date or for any period.

Your truly,

/s/ DELOITTE & TOUCHE LLP

Cc:      Office of Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 5th Street, N.W.
         Washington, D.C. 20549

         Mr. Kerry L. Woody , Chief Executive Officer
         Mr. Lawrence W. Bianchi, Chairperson of the Audit Committee